LETTER OF TRANSMITTAL

To accompany certificates of Common Stock

Unity Holdings, Inc. (CUSIP # 913299 103)

Name(s) and Address of Registered Holder(s) If there is any error in the name or address shown below, please make the necessary corrections.	(Please fill in. Attach separate schedule if needed)
	Certificate No.(s)	No. of Shares

The undersigned represents that I (we) have full authority to surrender without restriction the certificate(s) for exchange. Please issue the certificate in the name shown above to the above address unless instructions are given in the boxes below.

Method of delivery of the certificate(s) is at the option and risk of the owner thereof. See Instruction 1.

ODD LOTS

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):

£ is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or

£ is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of the shares.

If your Certificate(s) have been lost, stolen, misplaced or mutilated, contact Computershare at (303) 262-0600 . See Instruction 5.

SPECIAL PAYMENT INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS
Complete ONLY if the new certificate is to be issued in a name which differs from the name on the surrendered Certificate(s). Issue to:	Complete ONLY if the new certificate is to be mailed to some address other than the address reflected above. Mail to:

Name:	Name:
Address:	Address:

(Please also complete Substitute Form W-9 on the reverse AND see instructions regarding signature guarantee. See Instructions 3 ,4 & 6

YOU MUST SIGN IN THE BOX BELOW.	Sign and provide your tax ID number on the back of this form.
SIGNATURE(S) REQUIRED Signature(s) of Registered Holder(s) or Agent	SIGNATURE(S) GUARANTEED (IF REQUIRED) See Instruction 3.

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on stock certificate(s).  If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation acting in a fiduciary or representative capacity, or other person, please set forth full title. See Instructions 2, 3, or 4.

Unless the shares are tendered by the registered holder(s) of the common stock, or for the account of a member of a "Signature Guarantee Program" ("STAMP"), Stock Exchange Medallion Program ("SEMP") or New York Stock Exchange Medallion Signature Program ("MSP") (an "Eligible Institution"), the above signature(s) must be guaranteed  by an Eligible Institution.  See Instruction 3.

Registered Holder	Authorized Signature

Registered Holder	Name of Firm
Address of Firm - Please Print
Title, If any

Date:

Phone No.:

Mail or deliver this Letter of Transmittal, or a facsimile, together with the Certificate(s) representing your Shares, to COMPUTERSHARE TRUST COMPANY, INC.
BY MAIL OR OVERNIGHT DELIVERY:	FOR TELEPHONE ASSISTANCE, PLEASE CALL:
350 Indiana Street, Suite #800	(303) 262-0600
Golden, CO 80401

INSTRUCTIONS FOR SURRENDERING CERTIFICATES

(Please read carefully the instructions below)

1.  Method of Delivery:  Your old certificate(s) and the Letter of Transmittal must be sent or delivered to the Exchange Agent.  Do not send them to Unity Holdings, Inc.  The method of delivery of certificates to be surrendered to the Exchange Agent at the address set forth on the front of the Letter of Transmittal is at the option and risk of the surrendering shareholder.  Delivery will be deemed effective only when received.  If the certificate(s) are sent by mail, registered mail with return receipt requested and properly insured, is suggested.

2.  Certificate Issued in the Same Name:  If the certificate is issued in the same name as surrendered certificate is registered, the Letter of Transmittal should be completed and signed exactly as the surrendered certificate is registered.  Do not sign the certificate(s).  Signature guarantees are not required if the certificate(s) surrendered herewith are submitted by the registered owner of such Shares who has not completed the section entitled "Special Issuance Instructions" or are for the account of an Eligible Institution.  If any of the Shares surrendered hereby are owned by two or more joint owners, all such owners must sign this Letter of Transmittal exactly as written on the face of the certificate(s).  If any Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.   Letters of Transmittal executed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer's authority to act.

3.  Certificate Issued in Different Name:  If the section entitled "Special Payment Instructions" is completed then signatures on this Letter of Transmittal must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents' Medallion Program (each an "Eligible Institution").  If the surrendered certificates are registered in the name of a person other than the signer of this Letter of Transmittal, or if payment is to be made to a person other than the signer of this Letter of Transmittal, or if the payment is to be made to a person other than the registered owner(s), then the surrendered certificates must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners appear on such certificate(s) or stock power(s), with the signatures on the certificate(s) or stock power(s) guaranteed by an Eligible Institution as provided herein.

4.  Special Payment and Delivery Instructions:  Indicate the name and address in which the certificate is to be sent if different from the name and/or address of the person(s) signing this Letter of Transmittal.  The shareholder is required to give the social security number or employer identification number of the record owner of the Shares.  If Special Payment Instructions have been completed, the shareholder named therein will be considered the record owner for this purpose.

5.  Letter of Transmittal Required:  Surrender of Certificate(s), Lost Certificate(s):  You will not receive your certificate unless and until you deliver this Letter of Transmittal, properly completed and duly executed, to the Exchange Agent, together with the certificate(s) evidencing your shares and any required accompanying evidences of authority.  If your certificate(s) has been lost, stolen, misplaced or destroyed, contact the Exchange Agent for instructions at (303) 262-0600 prior to submitting your certificates for exchange.

 6.  Substitute Form W-9:  Under the Federal Income Tax Law, a non-exempt shareholder is required  to provide the Exchange Agent with such shareholder's correct Taxpayer Identification Number ("TIN") on the Form W-9 below.  If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed Form W-9 guidelines for additional guidance on which number to report.  Failure to provide the information on the form may subject the surrendering stockholder to backup withholding on any cash payment.  Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Form W-9 for additional details on what TIN to give the Exchange Agent.

Form W-9 Department of the Treasury Internal Revenue Service	Part I - PLEASE PROVIDE YOUR TIN IN THE SPACE AT THE RIGHT AND CERTIFY BY SIGNING AND DATING BELOW	Social Security No. or Employer Identification No. ________________________________________
For Payees exempt from backup withholding, see the enclosed Guidelines For Certification of Taxpayers Identification Number on Substitute Form W-9 and complete as instructed therein.

Part II - Certification - Under penalties of perjury, I certify that:   (1)  The Number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and (2)  I am not subject to backup withholding either because I have not been notified  by the Internal Revenue Service (IRS) that I am subject to backup withholding  as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person (including a U.S. resident alien).

Certification  Instructions -  You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return.  However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2).

Also see instructions in the enclosed Guidelines

PLEASE SIGN HERE	Signature of U.S. person _______________________________________ Date ____________________
Social Security Number (SSN)		Employer Identification Number (EIN)
1. Individual	The individual	6. Sole proprietorship	The owner
2. Two or more individuals (joint account)	The actual owner, or if combined funds, the first individual on the account.	7. A valid trust, estate, or pension trust	Legal entity
3. Custodian account of a minor (UGMA)	The minor	8. Corporate	The corporation
4. a. The usual revocable savings trust (Grantor is also trustee) b. So-called trust account that is not a legal or valid trust under state law	a. The grantor-trustee b. The owner	9. Association, club, religious, charitable, educational, or other tax exempt organization	The organization
5. Sole proprietorship	The owner	10. Partnership	The Partnership
		11. A broker or registered nominee	The broker or nominee
		12. Account with the Department of Agriculture	The public entity